Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2022 Results

MIAMI, FL (May 10, 2022) - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the first quarter, which ended on April 1, 2022.

Financial Highlights

•	Revenue increased 19% to $75.7 million and revenue before reimbursements increased 18% to $75.1 million, as compared to the first quarter of 2021, which exceeded high end of guidance.

•	GAAP diluted earnings per share increased 74% to $0.33, as compared to the first quarter of 2021, primarily as a result of increased revenue and margins.

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Adjusted diluted earnings per share, a non-GAAP measure, increased 41% to $0.38, as compared to the first quarter of 2021, which exceeded high end of guidance.  Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying table.

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The Company repurchased 157 thousand shares of its stock at an average price of $19.51 for a total of $3.1 million.  As of the end of the first quarter of 2022, the Company's remaining share repurchase program authorization was $10.6 million.

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Subsequent to the end of the first quarter, the Company's Board of Directors declared a quarterly dividend of $0.11 per share for its shareholders of record on June 24, 2022, to be paid on July 8, 2022. As of April 1, 2022, the Company's cash balances were $47.8 million, with no outstanding debt.

“We reported better than expected results as we continued to experience strong demand for our IP centric digital transformation offerings,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “Our ability to define and roll out new Hackett Digital World Class standards for organizations to compare and enable their digital performance are key elements of our go-to-market success.”

Business Outlook for the Second Quarter of 2022

Based on the Company's current economic outlook:

•	The Company estimates total revenue before reimbursements for the second quarter of 2022 will be in the range of $71.0 million to $73.0 million.

•	The Company estimates adjusted diluted earnings per share for the second quarter of 2022 to be in the range of $0.33 and $0.35.

•	The second quarter of fiscal 2021 included a large SAP software sale transaction that totaled $5.3 million in revenues which favorably impacted prior year adjusted diluted earnings per share by $0.09.

Conference Call and Webcast Details

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On Tuesday, May 10, 2022, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET.  The number for the conference call is (800) 593-0486, [Passcode: First Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 10, 2022, and will run through 5:00 P.M. ET on Tuesday, May 24, 2022. To access the rebroadcast, please dial (800) 841-8615. For International callers, please dial (203) 369-3833.

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In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 10, 2022, and will run through 5:00 P.M. ET on Tuesday, May 24, 2022. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense, restructuring charges, asset impairments, and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP earnings results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain items that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.  See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated financial and business trends relating to the Company’s results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, share-based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking firm to global companies, offering digital transformation including implementation of leading enterprise cloud applications, workflow automation and analytics that enable Digital World Class performance.

Drawing from our unparalleled IP from nearly 20,000 benchmark studies with the world’s leading businesses – including 97% of the Dow Jones Industrials, 94% of the Fortune 100, 70% of the DAX 30 and 51% of the FTSE 100 – captured through our leading benchmarking platform, Quantum Leap®, and our Digital Transformation Platform, we accelerate best practices implementations.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

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The Hackett Group, quadrant logo, World Class Defined and Enabled and Quantum Leap are the registered marks of The Hackett Group, Inc.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, demand for our services, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business through strategic initiatives or otherwise, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, the impact of any federally-mandated vaccine, testing or other COVID-19 related requirements on employee retention and our results of operations, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of the geopolitical conflict involving Russian and Ukraine on our business, changes in general economic conditions, inflation and interest rates, our ability to obtain additional debt financing if needed, as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	April 1,	April 2,
	2022	2021
Revenue:
Revenue before reimbursements	$75,108	$63,410
Reimbursements	556	76
Total revenue	75,664	63,486

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,666 and $1,847 of stock compensation expense in 2022 and 2021, respectively)	47,333	41,170
Reimbursable expenses	556	76
Total cost of service	47,889	41,246

Selling, general and administrative costs (includes $933 and $740 of stock compensation expense in 2022 and 2021, respectively)	14,366	13,387
Total costs and operating expenses	62,255	54,633

Operating income	13,409	8,853

Other expense:
Interest expense	(28)	(25)

Income from continuing operations before income taxes	13,381	8,828
Income tax expense	2,876	2,460
Income from continuing operations	10,505	6,368
Loss from discontinued operations (net of taxes)	-	(7)
Net income	$10,505	$6,361

Weighted average common shares outstanding:
Basic	31,449	30,207
Diluted	31,844	32,769

GAAP basic net income per common share:
Income per common share from continuing operations	$0.33	$0.21
Loss per common share from discontinued operations	(0.00)	(0.00)
GAAP basic net income per common share	$0.33	$0.21

GAAP diluted net income per common share:
Income per common share from continuing operations	$0.33	$0.19
Loss per common share from discontinued operations	(0.00)	(0.00)
GAAP diluted net income per common share	$0.33	$0.19

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 1,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$47,752	$45,794
Accounts receivable and contract assets, net	50,514	50,616
Prepaid expenses and other current assets	5,364	5,766
Total current assets	103,630	102,176
Property and equipment, net	18,212	18,026
Other assets	540	620
Goodwill	84,639	85,070
Operating lease right-of-use assets	1,424	1,649
Total assets	$208,445	$207,541

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,041	$7,677
Accrued expenses and other liabilities	21,981	30,297
Contract liabilities (deferred revenue)	15,863	14,616
Operating lease liabilities	2,073	2,299
Total current liabilities	47,958	54,889
Long-term deferred tax liability, net	8,992	7,325
Operating lease liabilities	1,180	1,474
Total liabilities	58,130	63,688

Shareholders' equity	150,315	143,853
Total liabilities and shareholders' equity	$208,445	$207,541

Page 6 of 7 - The Hackett Group, Inc. Announces First Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	April 1,	December 31,	April 2,
	2022	2021	2021
Revenue Breakdown by Group:
(in thousands)
S&BT (1)	$29,980	$28,642	$25,759
EEA (2)	37,965	35,006	32,192
International (3)	7,719	6,584	5,535
Total revenue	$75,664	$70,232	$63,486

Revenue Concentration:
(% of total revenue)
Top customer	7%	6%	3%
Top 5 customers	16%	15%	13%
Top 10 customers	24%	22%	22%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,141	1,106	963
Total headcount	1,351	1,308	1,167
Days sales outstanding (DSO)	61	66	55
Cash provided by operating activities (in thousands)	$6,054	$19,885	$5,895
Depreciation (in thousands)	$802	$809	$874
Amortization (in thousands)	$144	$233	$261
Capital expeditures (in thousands)	$993	$986	$525

Remaining Plan authorization:
Shares purchased (in thousands)	31	10	136
Cost of shares repurchased (in thousands)	$635	$224	$2,106
Average price per share of shares purchased	$20.50	$21.64	$15.45
Remaining Plan authorization (in thousands)	$10,609	$11,244	$2,178

Shares Purchased to Satisfy Employee Net Vesting Obligations (4):
Shares purchased (in thousands)	126	998	108
Cost of shares purchased (in thousands)	$2,433	$19,767	$1,606
Average price per share of shares purchased	$19.27	$19.81	$14.85

(1) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(2) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(3) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(4) The share repurchases to satisfy employee net vesting obligations in the quarter ended December 31, 2021, included the net exercise of 2.9 million SARs.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
	Quarter Ended
	April 1,	April 2,
	2022	2021
GAAP NET INCOME	$10,505	$6,361
Adjustments (1):
Loss from discontinued operations (net of taxes) (2)	-	7
Non-cash stock compensation expense (3)	2,595	2,339
Acquisition-related compensation expense (4)	-	11
Acquisition-related non-cash stock compensation expense (4)	4	248
Amortization of intangible assets (5)	144	261
ADJUSTED NET INCOME BEFORE INCOME TAXES (1)	13,248	9,227
Tax effect of adjustments above (6)	695	710
Adjusted income tax expense (benefit) (7)	460	(248)
ADJUSTED NET INCOME (1)	$12,093	$8,765

GAAP diluted net income per common share	$0.33	$0.19
Adjusted diluted net income per common share (1)	$0.38	$0.27
Weighted average common and common equivalent shares outstanding	31,844	32,769

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(1) The Company provides adjusted earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, acquisition-related one-time expense, restructuring charges, asset impairments, and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company's European Working Capital group, which is adjusted from the GAAP net income as it is not part of the Company's ongoing results of operations.

(3) Non-cash stock compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.  The Company excludes stock-based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share.  The Company believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by investors.

(4) The Company incurs cash and stock compensation expense for acquisition related consideration that is recognized over time under GAAP.  The Company believes excluding these amounts more consistently present its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(5) The Company has incurred expense on amortization of intangible assets related to various acquisitions.  The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(6) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item (the impact of non-cash stock compensation was $0.7 million and $0.7 million in 2022 and 2021, respectively, and the impact of intangible amortization was $29 thousand and $52 thousand in 2022 and 2021, respectively).

(7) To compute adjusted net income, the Company has reflected an adjustment to arrive at an adjusted effective tax rate of 25% after taking into consideration the tax effect of adjusted items reflected in the Reconciliation of GAAP to Non-GAAP Measures.